                                                                    EXHIBIT 8(H)

                            PARTICIPATION AGREEMENT
                            -----------------------

                                     AMONG

                    T. ROWE PRICE INVESTMENT SERVICES, INC.,

                         T. ROWE PRICE SERVICES, INC.,

                                      AND

                         T. ROWE PRICE ASSOCIATES, INC.

                                      AND

                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

     THIS AGREEMENT, made and entered into as of this 1st day of December, 2014 by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, (hereinafter the "Company"), organized under the laws of the State of Texas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as such schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), and T. ROWE PRICE INVESTMENT SERVICES, INC., a Maryland corporation ("Underwriter"), T. ROWE PRICE SERVICES, INC., a Maryland corporation (Transfer Agent"), and T. ROWE PRICE ASSOCIATES, INC. (hereinafter the "Adviser"), a Maryland corporation (Underwriter, Transfer Agent and Adviser collectively, "T. Rowe Price").

     WHEREAS, the T. Rowe Price funds engage in business as open-end management investment companies (individually a "Fund", collectively the "Funds") and are available to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies; and

     WHEREAS, the Funds are registered as open-end management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act") and the shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

     WHEREAS, certain Funds have issued an Advisor Class of shares ("Advisor Class"); and

     WHEREAS, the Fund intends to offer the Advisor Class of shares as set forth on Schedule C, as may be amended from time to time by mutual agreement of the parties hereto; under this Agreement to the Accounts of the Company; and

     WHEREAS, the Underwriter is registered as a broker-dealer with the Securities Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"); and

     WHEREAS, the Transfer Agent is the registered transfer agent of the Funds; and

     WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940; and

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                                                                    EXHIBIT 8(H)

     WHEREAS, the Company has registered or will register certain variable annuity contracts under the 1933 Act (the "Contracts", as defined in Section 1.4 hereto); and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to one or more Contracts; and

     WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Fund at net asset value on behalf of each Account to fund certain of the aforesaid Contracts; and

     NOW THEREFORE, in consideration of their mutual promises, the Company and, the Fund agree as follows:

                         ARTICLE I. SALE OF FUND SHARES
                                    -------------------

     1.1 T. Rowe Price agrees to make available to the Company those shares of the Fund which each Account orders, executing such purchase and/or redemption orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the order on any Business Day by 4:00 p.m. Eastern Time or such other time that the New York Stock Exchange (NYSE) is open and the Fund receives notice of such order by 8:00 a.m. Eastern time on the next following Business Day ("Trade Date + 1"). In placing orders with the Fund, the Company shall net all purchases and redemptions into one order request; the Company will not place two separate orders with the Fund. "Business Day" shall mean any day on which the NYSE is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

     1.2 T. Rowe Price agrees to make shares of the Fund available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Fund may refuse to offer shares to any person, or suspend or terminate the offering of its shares as authorized in the Fund's current registration statement. To the maximum extent permissible and practicable, notice of election to suspend or terminate shall be furnished in writing, by the Fund. Absent extraordinary circumstances, said termination would be effective no earlier than ten (10) Business Days after receipt of such notice by the Company in order to give the Company sufficient time to take appropriate steps in response to such suspension or termination.

     1.3 Redemption proceeds shall be wired to the Company within three (3) Business Days or such longer period permitted by the 1940 Act or the rules, orders or regulations thereunder, and, if practicable, the Fund shall notify the person designated in writing by the Company as the recipient for such notice of such delay by 3:00 p.m. Central time the same Business Day that the Company transmits the redemption order to the Fund. The Parties recognize the impact to the Company and its Contract owners of failing to satisfy redemption requests in cash and recognize that the need to redeem in kind would only occur in extraordinary circumstances. If such a circumstance were to occur, the Trust will use best efforts to satisfy redemption proceeds solely in cash, in accordance with applicable law.

                                                                    EXHIBIT 8(H)

Notwithstanding anything to the contrary, the Fund reserves the right to make redemptions in kind if the Adviser determines extraordinary circumstances require such an election.

     1.4 The Company agrees to purchase and redeem the shares of the Fund in accordance with the provisions of this Agreement and the Fund's then current prospectus and statement of additional information. In the event of a conflict between this Agreement and the Fund's prospectus or statement of additional information, the Fund's prospectus and statement of additional information shall control. The Company agrees that all net amounts available under the variable annuity contracts listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may be amended from time to time hereafter by mutual written agreement of all the parties hereto, (the "Contracts") shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, in the Company's general account, or in an investment company other than the Fund.

     1.5 The Company shall pay for Fund shares on Trade Date + 1 in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. If payment is not received by Fund by the close of business on Trade Date + 1, Transfer Agent shall have the right to cancel the purchase in the Fund and hold the Company responsible for any losses, charges, costs, fees, interest, or other expenses incurred by Transfer Agent or the Funds in connection with any advances to, or borrowings or overdrafts, or any similar expense or loss incurred by the Funds, as a result of portfolio transactions effected by the Funds based upon such purchase orders.

     1.6 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.7 T. Rowe Price shall provide written notification, which may include email communication, to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. Notwithstanding this Section 1.7, T. Rowe Price shall utilize its best efforts to provide the Company with at least ten (10) Business Days advance notice of any forthcoming dividend or capital gain distributions. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of the Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. T. Rowe Price shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.8 T. Rowe Price shall make the Funds' net asset value per share available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

     1.9 Any material error in the calculation or reporting of a Fund's net asset value per share, dividend or capital gain information triggering a material impact to the Fund, shall be reported reasonably promptly upon discovery by T. Rowe Price to the Company. If the Fund provides the Company with materially incorrect net asset value information, through no fault of the Company, the Company shall be entitled to (1) an adjustment with respect to the Fund shares purchased or redeemed to reflect the correct net asset value per share ("Adjustment") and (2) reimbursement of out-of-pocket expenses, up to $30,000 per pricing error occurrence, incurred by the Company in connection with the Company's responsibility to adjust any plan participant's account value affected by the materially incorrect net asset value; provided, the Company adjusts all Contract owner and plan participant's accounts invested in the Account and nets Contract owner gains with losses. Any necessary Adjustment hereunder shall be made or paid as

                                                                    EXHIBIT 8(H)

applicable no later than fifteen (15) Business Days, if reasonably practicable, after the receipt of notice from T. Rowe Price; provided however, that the Company shall not be required to repay an overpayment forwarded to a plan participant that is no longer a client of the Company. The determination of materiality of any net asset value pricing error shall be based on the SEC's recommended guidelines regarding such errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery by the Fund to the Company.

     1.10 The Fund shall provide written notification, which may include email communication, to the Company of the amount of shares traded and the associated net asset value total trade amount and the outstanding share balances held in the Account(s) as of the end of each Business Day.

     1.11 The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus and statement of additional information of the Fund shall be made in accordance with the provisions of the prospectus and statement of additional information provided, however, that the Company will apply its frequent trading policy described in and attached as Schedule D to this Agreement to Contract owners investing in the shares of the Fund. Schedule D may be amended by the Company from time to time with the consent of the Transfer Agent, which consent shall not be unreasonably withheld or delayed provided that such amendment is no less restrictive than the Company's existing frequent trading policy.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES
                               ------------------------------

     2.1 REPRESENTATIONS OF THE COMPANY. The Company represents and warrants that

     (a) it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code of the State of Texas and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts;

     (b) the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements; and

     (c) it will maintain errors and omissions or other professional liability insurance coverage with coverage limits in amounts standard in the industry, covering its activities as contemplated by this Agreement. The Company shall provide any party to this Agreement with evidence of insurance coverage upon request.

     (d) it has adopted an Anti-Money Laundering Program as required by the USA PATRIOT Act, which includes development of internal policies, procedures and controls to detect and prevent money laundering and that investments in the Funds is within the scope of its AML Program. Company also represents and warrants that with respect to accounts held in the Funds, it is an exempt entity as defined under Section 326 of the Patriot Act (Customer Identification Rule) and accordingly is not a "customer" or "account" of the Funds. If Company is not an exempt entity under Section 326, it agrees to submit documents requested by Transfer Agent to allow it to verify the existence of the Company's identity. Company also agrees to comply with economic sanction programs administered by the U.S. Treasury Department's Office of Foreign Asset Control ("OFAC"). Company certifies that it has OFAC

                                                                    EXHIBIT 8(H)

compliance programs in place which includes: (1) procedures for checking customer names and, to the extent required, persons with signature authority over accounts against the OFAC lists of sanctioned governments and specially designated nationals, terrorists and drug traffickers and (2) screening of wire transfers and other payments against the OFAC lists. Company also agrees to comply with all applicable laws, statues, regulations and codes relating to anti-bribery and anti-corruption, including but not limited to the Foreign Corrupt Practices Act.

     2.2 REPRESENTATIONS OF THE ADVISER.

     (a) The Adviser represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Adviser shall amend the Fund's Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Adviser shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable. The Adviser makes no representations as to whether any aspect of the Fund's operations, including but not limited to, investment policies, fees, and expenses, complies with the insurance and other applicable laws of the various states.

     (b) The Adviser represents that, under the terms of its investment advisory agreements with the Fund, the Adviser is and will be responsible for managing the Fund in compliance with the Fund's investment objectives, policies and restrictions as set forth in the Fund Prospectus. The Adviser represents that these objectives, policies and restrictions do and will include that the Fund is operating as a regulated investment company ("RIC") in compliance with Subchapter M of the Code and regulations thereunder. The Adviser further represents that the Fund has adopted and will maintain procedures to make every effort to ensure that the Fund is managed in compliance with Subchapter M and regulations thereunder. On request, the Fund shall also provide the Company with such cooperation and assistance as may be reasonably necessary for the Company or any appropriate person designated by the Company to review from time to time a summary of the procedures and practices of the Adviser for ensuring that the Fund is managed in compliance with Subchapter M and regulations thereunder. In the event of any noncompliance regarding its status as a RIC, the Adviser shall notify the Company immediately and shall pursue those efforts necessary to enable each affected series of the Fund to qualify once again for treatment as a RIC in compliance with Subchapter M, including cooperation in good faith with the Company.

     (c) The Adviser represents that it seeks to ensure that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with applicable federal and state laws, and seeks to remain in material compliance with applicable federal and state laws to the extent required to perform this Agreement.

     (d) The Adviser represents that the Fund is lawfully organized and validly existing under applicable laws and that it does and will comply in all material respects with the 1940 Act.

     (e) The Adviser represents and warrants that all of their directors, officers, employees, and other individuals/entities dealing with the money or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

                                                                    EXHIBIT 8(H)

     (f) The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal laws and that it shall perform its obligations for the Fund in compliance in all material respects any applicable state and federal securities laws.

     (g) The Adviser represents and warrants that it is registered as an investment adviser under federal securities laws.

     (h) For each Fund that meets the requirements of Section 1.817-5(f)(2)(i) of the regulations under the Internal Revenue code of 1986, as amended, (the "Code"), the Adviser represents and warrants that it will use commercially reasonably efforts to comply and maintain such Fund's compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Adviser will notify the Company immediately upon having a reasonable basis for believing that such Fund has ceased to so comply or that such Fund might not so comply in the future. In the event of a breach of this Section 2.2(h) by such Fund, it will take all reasonable steps to adequately diversify such Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

     2.3 REPRESENTATIONS OF THE TRANSFER AGENT/UNDERWRITER.

     (a) The Transfer Agent and Underwriter each represent and warrant that it has full power and authority to enter into and perform this Agreement and, when executed and delivered, this Agreement shall constitute a valid, legal and binding obligation of the Transfer Agent or Underwriter, enforceable in accordance with its terms.

     (b) The Transfer Agent and Underwriter each represent and warrant that it is duly qualified and duly authorized to act on behalf of the Fund as contemplated by this Agreement.

     (c) The Transfer Agent and Underwriter shall promptly notify the Company in the event that it is, for any reason, unable to perform any of its obligations under this Agreement.

             ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING
                          -----------------------------------------

     3.1 The Adviser shall provide the Company with as many copies of the Fund's current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other Fund companies' prospectuses and statements of additional information or place the Fund's Prospectus and Statement of Additional Information on the Company's internet website or other electronic media. For Fund prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts, who are invested in the Fund on or about the date of the Fund's then-current prospectus, in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's

                                                                    EXHIBIT 8(H)

prospectus, provided such reimbursement does not exceed the Fund's cost to typeset and print its own prospectus and Statement of Additional Information. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.

     3.2 The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available upon request.

     3.3 The Adviser, at its expense, shall provide the Company with copies of Fund reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners.

     3.4 To the extent that the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract owners: (a) the Company will provide pass-through voting privileges to Contract owners whose cash values are invested, through the Account, in shares of the Fund; and (b) with respect to each Account, the Company will vote shares of the Fund held by the Account and for which no timely voting instructions from Contract owners or plan participants are received, as well as shares held by the Separate Account that are owned by the Company for their general accounts, in the same proportion as the Company votes shares held by the Account for which timely voting instructions are received from Contract owners and plan participants.

     Upon notification of an upcoming proxy mailing or information statement (or mailing of any other non-routine materials, if requested), the Company shall provide to the Fund's print/mail vendor a list of plan and/or Contract owner addresses, as appropriate, as of the requested record date for inclusion in the mailing. Unless otherwise provided in the plan document or by the plan sponsor, plan participants and Contract owners will be responsible for voting all proxies. Non-routine materials such as prospectus supplements and proxy or information statement materials shall be printed and distributed at the expense of the Fund or an affiliate.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION
                               ------------------------------

     4.1 The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Underwriter or its designee object to such use within fifteen (15) Business Days after receipt of such material. The Underwriter, the Adviser, or the designee of either reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund or the Adviser is named, and no such material shall be used if the Fund, the Adviser, or the designee of either so objects.

     4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Adviser or the designee of either.

     4.3 The Underwriter, the Adviser, or the designee of either shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its Account(s), is named at least fifteen (15) Business Days prior to its use. No such material shall be used if the Company or its designee object to such use within fifteen (15) Business

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                                                                    EXHIBIT 8(H)

Days after receipt of such material. Notwithstanding that the Company did not initially object, the Company reserves the right to object at any time thereafter to the continued use of any such sales literature or other promotional material in which the Company is named, and no such material shall be used thereafter if the Company so objects.

     4.4 The Underwriter and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5 The Underwriter will promptly provide to the Company at least one complete copy of all of the Fund's public registration statements, prospectuses, summary prospectuses, Statements of Additional Information (SAI), shareholder reports, proxy statements, no-action letters and, notices of exemptive orders, and notices, orders or responses relating thereto, and all supplements and amendments to any of the above, that relate to the Fund or its shares, as reasonably practicable following the effective date of such document with, or the issuance of such documents by, the SEC or other regulatory authorities; provided however, that the Fund's prospectus and SAI (and summary prospectus, if requested by the Company) shall not be provided later than the effective date of such filing. Upon request, the Underwriter will promptly provide to the Company at least one complete copy of all sales literature and other promotional materials, and all amendments to any of the foregoing, that relate to the Fund or its shares.

     4.6 Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and notices, orders or responses relating thereto and all supplements and amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of such document with, or the issuance of such documents by, the SEC or other regulatory authorities.

     4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material: includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any
                                                                ----
written or electronic communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

     4.8 The Adviser will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund. The Adviser will work with the Company so as to enable the Company to solicit proxies from Contract owners. In addition, the Adviser agrees to provide the Company with as much notice as is reasonably practicable of any material change in the Fund's registration statement, particularly any change that would result in a change to the registration statement or prospectus for any Account.

                                                                    EXHIBIT 8(H)

                          ARTICLE V. FEES AND EXPENSES
                                     -----------------

     5.1 All expenses incident to performance by T. Rowe Price under this Agreement shall be paid by T. Rowe Price, with the understanding that Fund related expenses may be charged by T. Rowe Price back to the Fund, as applicable. The Adviser shall be responsible for ensuring that all shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. T. Rowe Price shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund's shares.

     5.2 T. Rowe Price shall bear the expense of printing the Fund's prospectus for owners of Contracts, who are invested in the Fund on or about the date of the Fund's then-current prospectus, pursuant to Section 3.1 of this Agreement. The Fund shall also bear the expense of printing the Fund's proxy materials and reports to such Contract owners.

                        ARTICLE VI. FOREIGN TAX CREDITS
                                    -------------------

     6.1 For each Fund that meets the requirements of Section 853(a) of the Code, the Fund will make the election thereunder to pass through foreign tax credits to its shareholders unless the Fund determines, in its sole discretion, that the amount of foreign tax credits per share is immaterial.

                          ARTICLE VII. INDEMNIFICATION
                                       ---------------

     7.1 Indemnification By The Company
         ------------------------------

     (a) The Company agrees to indemnify and hold harmless T. Rowe Price, the Fund, and each director of the Board and officers (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or advertisements or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or advertisements or sales literature

                                                                    EXHIBIT 8(H)

               (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

          (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

     (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

     (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Indemnified Parties will promptly notify the Company of the commencement of any material litigation or proceedings against the Fund in connection with the issuance or sale of the Fund shares or the contracts or the operation of the Fund.

                                                                    EXHIBIT 8(H)

     7.2 Indemnification by T. Rowe Price
         --------------------------------

     (a) T. Rowe Price agrees to indemnify and hold harmless the Company and the principal underwriter for the Contracts and each of their respective directors and officers and the principal underwriter for the Contracts and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or advertisements or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser by or on behalf of the Company for use in the Registration Statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the contracts or Trust shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Adviser or persons under their control, with respect to the sale or distribution of Fund shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, advertisements or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

          (iv) arise as a result of any failure by T. Rowe Price to provide the services and furnish the materials under the terms of this Agreement (including a failure to qualify as a regulated investment company under Subchapter M of the Code);

          (v) arise as a result of the Fund's or T. Rowe Price's (or their designated agent's) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate;
               (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Company attributable to the Fund's or T. Rowe Price's (or their designated agent's) incorrect calculation or reporting of the daily net asset value shall be returned to the Fund by the Company upon receipt of notice from the Fund or T. Rowe Price regarding such

                                                                    EXHIBIT 8(H)

               incorrect calculation or reporting; provided, however, any out-of-pocket expenses are limited to the expenses identified in
               Section 1.9; or

          (vi) arise out of or result from any material breach of any representation or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser; as limited by and in accordance with the provisions of Section 7.2(b) and 7.2(c) hereof.

     (b) T. Rowe Price shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

     (c) T. Rowe Price shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified T. Rowe Price in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify T. Rowe Price of any such claim shall not relieve T. Rowe Price from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, T. Rowe Price also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from T. Rowe Price to such party of T. Rowe Price's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and T. Rowe Price will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Company agrees promptly to notify T. Rowe Price of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the contracts, the operation of each Account, or the sale or acquisition of shares of the Fund.

                          ARTICLE VIII. APPLICABLE LAW
                                        --------------

     8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas without giving effect to conflict of laws. Each party also hereby irrevocably submits to the exclusive jurisdiction of the courts located in the State of Texas in any proceeding arising out of or relating to this agreement, agrees not to commence any suit, action or proceeding relating thereto except in such courts, and waives, to the fullest extent permitted by law, the right to move to dismiss or transfer any action brought in such court on the basis of any objection to personal jurisdiction or venue. Each party hereby irrevocably consents to the service of process in any such proceeding by the mailing of copies of such process to it at its address set forth in Article X hereto.

     8.2 This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

                                                                    EXHIBIT 8(H)

                            ARTICLE IX. TERMINATION
                                        -----------

9.1 This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party for any reason by one hundred eighty (180) day's advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to T. Rowe Price and the Adviser based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

     (c) termination by the Company by written notice to T. Rowe Price in the event the Fund's shares are not registered, issued or sold in accordance with applicable state or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (d) termination by the Company by written notice to T. Rowe Price in the event that the Fund ceases to qualify as a RIC under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to do so qualify; or

     (e) termination by either the Underwriter, Transfer Agent or the Adviser by written notice to the Company, if either one or both of the Fund or the Adviser respectively, shall determine, in their sole judgment exercised in good faith, that the Company or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (f) termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (g) termination by any party by written notice upon the institution of formal proceedings against the Company, the Fund, or the Adviser by the FINRA", the SEC or other regulatory body; or

     (h) termination by the Company or the Fund by written notice to the other party upon a determination by the majority of the Fund's Board that a material irreconcilable conflict exists among the interests of (i) all contract owners of all separate accounts or (ii) the interests of the Participating Insurance Companies; or

     (i) termination by any party by advance written notice upon the "assignment" of the Agreement (as defined under the 1940 Act) unless made with the written consent of each party to the Agreement; or

     (j) termination by the Company by written notice upon the sale, acquisition or change of control of the Adviser; or

                                                                    EXHIBIT 8(H)

     (k) termination by the Company arising from the substitution of Fund shares with the shares of another investment company for the Contracts for which the Fund shares have been selected to serve as the underlying investment medium, subject to compliance with applicable regulations of the SEC, Company will give sixty (60) day's written notice to the Fund and the Adviser of any proposed action to replace Fund shares; or

     (l) termination by the Company, the Underwriter, Transfer Agent or the Adviser by written notice to the other parties upon a material breach of the Agreement by the other party.

     9.2 Effect of Termination. Notwithstanding any termination of this
         ---------------------
Agreement and for so long as Fund continues to be available for sale to existing shareholders, the Fund and the Adviser shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. All orders for the purchase of shares are subject to acceptance or rejection by T. Rowe Price or the Funds in their sole discretion.

                               ARTICLE X. Notices
                                          -------

     Any notice shall be sufficiently given when sent by registered or certified mail, overnight delivery or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to the Underwriter:

               T. Rowe Price Investment Services, Inc.
               100 East Pratt Street
               Baltimore, MD 21202

               With a copy to General Counsel at the same address.

          If to the Transfer Agent:

               T. Rowe Price Services, Inc.
               100 East Pratt Street
               Baltimore, MD 21202

               With a copy to General Counsel at the same address.

          If to the Adviser:

               T. Rowe Price Associates, Inc.
               100 East Pratt Street
               Baltimore, MD 21202

               With a copy to General Counsel at the same address.

                                                                    EXHIBIT 8(H)

          If to the Company:

               The Variable Annuity Life Insurance Company
               2929 Allen Parkway L13
               Houston, TX  77019
               Attention:  Tom Ward

               With a copy to:

               The Variable Annuity Life Insurance Company
               ATTN: General Counsel
               2929 Allen Parkway L4-01
               Houston, TX  77019

                           ARTICLE XI. MISCELLANEOUS
                                       -------------

     11.1 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

     11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     11.5 Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction over them (which may include but not be limited to the SEC and state insurance regulators) and shall permit such authorities reasonable access to its relevant non-privileged books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby to the extent practicable and except where a party's respective interests are adverse to or in conflict with another party's interests.

     11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser if such assignee is duly organized, licensed and registered to perform the obligations of the Adviser under this Agreement.

                                                                    EXHIBIT 8(H)

     IN WITNESS HEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed as of the date specified below.

THE VARIABLE ANNUITY LIFE               T. ROWE PRICE
INSURANCE COMPANY                       INVESTMENT SERVICES, INC.

By: THOMAS M. WARD                      By: LAURA CHASNEY
    ----------------------------            -----------------------------
Title: Vice President                   Title: Vice President
Date:  12/4/14                           Date: 11/24/14

                                        T. ROWE PRICE SERVICES, INC.

                                        By: LAURA CHASNEY
                                            -----------------------------
                                        Title: Vice President
                                        Date:  11/24/14

                                        T. ROWE PRICE ASSOCIATES, INC.

                                        By: LAURA CHASNEY
                                            -----------------------------
                                        Title: Vice President
                                        Date:  11/24/14

                                                                    EXHIBIT 8(H)

                                   Schedule A
                                   ----------

                                    Accounts
                                    --------

Name of Account                         Date of Resolution of Company's Board which
                                        Established the Account

The Variable Annuity Life Insurance     April 18, 1979
Company Separate Account A

                                                                    EXHIBIT 8(H)

                                   Schedule B
                                   ----------

                                   Contracts
                                   ---------

Portfolio Director Series

                                                                    EXHIBIT 8(H)

                                   Schedule C
                                   ----------

                                     Series
                                     ------

T. Rowe Price Retirement 2015 Fund (Advisor Class)
T. Rowe Price Retirement 2020 Fund (Advisor Class)
T. Rowe Price Retirement 2025 Fund (Advisor Class)
T. Rowe Price Retirement 2030 Fund (Advisor Class)
T. Rowe Price Retirement 2035 Fund (Advisor Class)
T. Rowe Price Retirement 2040 Fund (Advisor Class)
T. Rowe Price Retirement 2045 Fund (Advisor Class)
T. Rowe Price Retirement 2050 Fund (Advisor Class)
T. Rowe Price Retirement 2055 Fund (Advisor Class)
T. Rowe Price Retirement 2060 Fund (Advisor Class)

                                                                    EXHIBIT 8(H)

                                   Schedule D

                            Investor Trading Policy

VALIC has a policy to discourage excessive trading and market timing. Our investment options are not designed to accommodate short-term trading or "market timing" organizations, or individuals engaged in certain trading strategies, such as programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a mutual fund. These trading strategies may be disruptive to mutual funds by diluting the value of the fund shares, negatively affecting investment strategies and increasing portfolio turnover. Excessive trading also raises fund expenses, such as recordkeeping and transaction costs, and harms fund performance.

Accordingly, VALIC implemented certain policies and procedures intended to hinder short-term trading. If an investor sells fund shares valued at $5,000 or more, whether through an exchange, transfer, or any other redemption, the investor will not be able to make a purchase of $5,000 or more in that same fund for 30 calendar days.

This policy applies only to investor-initiated trades of $5,000 or more, and does not apply to the following:

     -    Plan-level or employer-initiated transactions;

     -    Purchase transactions involving transfers of assets or rollovers;

     - Retirement plan contributions, loans, and distributions (including hardship withdrawals);

     -    Roth IRA conversions or IRA recharacterizations;

     -    Systematic purchases or redemptions;

     -    Systematic account rebalancing; or

     -    Trades of less than $5,000.

As described in a fund's prospectus and statement of additional information, in addition to the above, fund purchases, transfers and other redemptions may be subject to other investor trading policies, including redemption fees, if applicable. Certain funds may set limits on transfers in and out of a fund within a set time period in addition to or in lieu of the policy above. Also, an employer's benefit plan may limit an investor's rights to transfer.

We intend to enforce these investor trading policies uniformly. We make no assurances, however, that all the risks associated with frequent trading will be completely eliminated by these policies and/or restrictions. If we are unable to detect or prevent market timing activity, the effect of such activity may result in additional transaction costs for the investment options and dilution of long-term performance returns. Thus, an investor's account value may be lower due to the effect of the extra costs and resultant lower performance. We reserve the right to modify these policies at any time.

VALIC REPRESENTS THE VARIABLE ANNUITY LIFE INSURANCE COMPANY AND ITS SUBSIDIARIES VALIC FINANCIAL ADVISORS, INC. AND VALIC RETIREMENT SERVICES COMPANY.

Last updated: April 8, 2009